UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Computer Software Innovations, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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COMPUTER SOFTWARE INNOVATIONS, INC.

900 East Main Street, Suite T

Easley, SC 29640

www.csioutfitters.com

April 17, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 7, 2009

We will hold the Annual Meeting of Stockholders of Computer Software Innovations, Inc. (the “Company”) on May 7, 2009 at 9:00 a.m. local time at the Company’s headquarters, 900 E. Main Street, Suite T, Easley, South Carolina 29640.

At the Annual Meeting, you will be asked to elect five directors: Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffery A. Bryson and Thomas P. Clinton. If elected, each would serve for an approximate term of one year ending at the next Annual Meeting and until his or her successor is duly elected and qualified.

Stockholders of record as of April 7, 2009 may vote at the Annual Meeting. This proxy statement, the accompanying proxy card, and our 2008 Annual Report are being mailed or otherwise distributed to you on or about April 17, 2009.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as soon as you can.

By Order of the Board of Directors,

/s/ Nancy K. Hedrick
Nancy K. Hedrick
President and Chief Executive Officer

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Solicitation, Use and Revocation of Proxies

Our Board of Directors solicits the accompanying proxy for use at our 2009 Annual Meeting of Stockholders. Giving your proxy means that you authorize the persons indicated on the proxy card to vote your shares at the Annual Meeting in the manner you direct. Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies. If you sign, date and return or otherwise validly provide a proxy but do not specify how to vote, your shares will be voted for the election of the nominees designated below to serve for an approximate one-year term ending at the Annual Meeting of Stockholders in 2010. You also authorize such persons to vote, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournments thereof and on matters which are incidental to conduct of the meeting.

Registered stockholders are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Stockholders can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this proxy statement.

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

(i)	delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone); or

(ii)	voting in person at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by us. The cost of printing and mailing the proxy materials is estimated to be $12,500. Certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

Your attendance at the Annual Meeting in itself does not constitute revocation of your proxy. Before the Annual Meeting, any written notice of revocation should be sent to Computer Software Innovations, Inc., 900 E. Main Street, Suite T, Easley, South Carolina 29640, Attention: Secretary. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our Secretary before a vote is taken. You may be asked to present documents for the purpose of establishing your identity as a Computer Software Innovations, Inc. stockholder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 7, 2009

Along with this proxy statement, we have provided the Company’s Proxy and its 2008 Annual Report to Shareholders. The 2009 proxy statement and the Annual Report to Shareholders for the year ended December 31, 2008 are also available at www.proxyvote.com.

Record Date, Voting Rights and Outstanding Shares

Our Board of Directors has established the close of business on April 7, 2009 as the record date for determining stockholders entitled to receive notice of and to vote on proposals at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only holders of record of our common stock on the record date are entitled to vote at the Annual Meeting. Holders of common stock on the record date are entitled to one vote per share on each matter voted upon at the Annual Meeting. As of the record date, there were 7,181,204 shares of common stock outstanding held by approximately 117 holders of record.

Quorum, Voting Requirements and Effect of Abstentions and Broker Non-Votes

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the Annual Meeting are present in person or by proxy. At the Annual Meeting, our inspector for the Annual Meeting, Charles H. Arndt of RBC Bank (USA), will determine the presence of a quorum and tabulate the results of the voting by stockholders. The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. Abstentions with respect to any matter will have the same effect as a vote against that proposal.

A plurality of the votes of the holders of the common stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote on the election of directors, is required for the election of directors. This means that the nominees for director who receive the greatest number of votes cast will be elected.

Management and the Board of Directors are not aware of any matters to be presented for action at the Annual Meeting other than the election of directors as stated in the Notice of Annual Meeting of Stockholders. If any such matter requiring a vote of the stockholders should properly come before the Annual Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with the judgment of a majority of our Board of Directors.

PROPOSAL

ELECTION OF DIRECTORS

General

Our Amended and Restated Certification of Incorporation and our Amended and Restated Bylaws set our Board of Directors or “Board,” at three to nine members, with the exact number within that range fixed from time to time by the Board of Directors. Our Board currently consists of five members. The Board of Directors has nominated Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffrey A. Bryson and Thomas P. Clinton, each of whom is an incumbent director, for re-election to the Board of Directors for an approximate one-year term ending at the 2010 Annual Meeting.

All of our directors were elected at our May 7, 2008 Annual Meeting of stockholders. All directors serve for a term of approximately one year until our next Annual Meeting, their successors are elected and duly qualified, or their death, resignation, disqualification or removal from office, whichever is earliest.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by our Board of Directors, to the extent consistent with our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

Directors Standing for Re-Election - To Hold Office Until 2010

Set forth below is the name of each of our directors, the principal positions and offices he or she holds with us, and a brief description of that person’s business experience during the past five years:

NAME	AGE	TITLE
Anthony H. Sobel	54	Chairman of the Board, Director

Shaya Phillips	49	Director

Jeffrey A. Bryson	48	Director

Nancy K. Hedrick	59	Director, President and CEO

Thomas P. Clinton	45	Director, Senior Vice President of Strategic Relationships

ANTHONY H. SOBEL has served as a director and Chairman of the Board since January 31, 2005. Since January 1996, he has been the CEO of Montana Metal Products, L.L.C., a precision sheet metal fabrication and machining company located in Des Plaines, Illinois. Mr. Sobel is a member of the Board’s Audit Committee and Compensation Committee.

SHAYA PHILLIPS has served as a director since January 31, 2005. From August 2008 to the present Mr. Phillips has served as President of CSSP Technology Services, Inc., a corporation engaged in the business of information technology consulting and network/telecommunications services integration. From March 2002 until July 2008, Mr. Phillips was the Chief Technology Officer and Associate Vice President of Information Technology at the Fashion Institute of Technology of the State University of New York. Mr. Phillips is chairman of the Board’s Compensation Committee, and he is a member of its Audit Committee.

JEFFREY A. BRYSON has served as a director since June 20, 2006. Since November, 2006, Mr. Bryson has been a business consultant. From July 2002 until November 8, 2006, Mr. Bryson served as Vice President of Administration and Investor Relations at ScanSource, Inc., a public technology distribution company headquartered in Greenville, South Carolina. On November 21, 2006, a shareholder derivative suit against certain executive officers and directors, including Mr. Bryson, was filed in the United States District Court for the District of South Carolina, styled Mark Wenham v. Bryson et al., Case No. 6:06-cv-03312-HFF, the subject of which litigation is alleged irregularities in grants of ScanSource stock options. This litigation, which does not concern the Company, is currently pending.

Previously, Mr. Bryson served as interim Chief Financial Officer of ScanSource from July 2002 until November 2002 and as Chief Financial Officer and Treasurer from 1992 until July 2002. Prior to joining ScanSource, Inc., Mr. Bryson was employed for more than seven years at KPMG LLP, where he last held the position of senior manager. Mr. Bryson is chairman of the Board’s Audit Committee, and he is a member of its Compensation Committee.

NANCY K. HEDRICK has served as President and Chief Executive Officer since January 31, 2005. She has served as a director since February 2005. Prior to the Company’s February 2005 merger, Ms. Hedrick held the position of President of the Company’s predecessor, Computer Software Innovations, Inc., a South Carolina corporation (“CSI-South Carolina”), for approximately fifteen years. Ms. Hedrick was a founder of CSI-South Carolina.

THOMAS P. CLINTON has served as Senior Vice President of Strategic Relationships since July 2006. In this role, Mr. Clinton oversees the Company’s sales efforts both in the Software Applications Segment as well as the Technology Solutions Segment. From January 31, 2005 through July 2006, Mr. Clinton served as Vice President of Sales. He has served as a director since February 2005. Mr. Clinton served as Vice President of Sales for CSI-South Carolina from February 1999 to February 2005.

Our Board of Directors recommends that the holders of common stock vote “FOR” incumbent directors Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffrey A. Bryson and Thomas P. Clinton.

GOVERNANCE OF THE COMPANY

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. Members of the Board of Directors are kept informed of our business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The corporate governance practices that we follow are summarized below.

Director Independence

The Company utilizes the rules of the NASDAQ Stock Market (the “NASDAQ Rules”) for determining the independence of its directors. The NASDAQ Rules define specific relationships that would disqualify a director from independence. Based on the rules, we have conducted an evaluation of director independence, based primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships. As a result of this evaluation, we have affirmatively determined that each of our directors who served during 2008 who is not an executive officer of the Company was and is “independent” for the purposes of NASDAQ Marketplace Rule 4200. These independent directors are Anthony H. Sobel, Shaya Phillips and Jeffrey A. Bryson.

We have two employee directors serving on our Board who, as executive officers, are not considered independent under the NASDAQ Rules. These employee directors are Nancy K. Hedrick, our President and CEO, and Thomas  P. Clinton, our Senior Vice President of Strategic Relationships.

Code of Business Conduct and Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for our directors, chief executive officer, chief financial officer, other officers and employees. The Code addresses such topics as protection and use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. Our code of ethics is posted on our website, www.csioutfitters.com.

Meeting Attendance

Board and Committee Meetings

Our Board held five meetings in 2008. During 2008, each incumbent member of the Board of Directors attended at least 75 percent of the aggregate meetings of the Board of Directors and the committees on which he or she served.

Annual Meeting of Stockholders

In the absence of extenuating circumstances, each member of the Board is expected to attend the Annual Meeting.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. Membership on the Board of Directors and each standing committee, as of the date of this proxy statement, was as follows:

Name	Board		Audit		Compensation
Anthony H. Sobel	X	*	X		X
Nancy K. Hedrick	X
Shaya Phillips	X		X		X	*
Jeffrey A. Bryson	X		X	*	X
Thomas P. Clinton	X
Total Number of Meetings in 2008	5		5		4

*	Chairman.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the internal auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter. The charter is available to security holders on our website, www.csioutfitters.com.

The Board of Directors, in its business judgment, has determined that the members of the Audit Committee are independent as defined by regulations of the Securities and Exchange Commission and the NASDAQ Rules. The Board of Directors has also determined that the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Further, the Board has determined that Mr. Bryson, based on his qualifications, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee is authorized to engage or consult from time to time, as appropriate, at our expense, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities.

Compensation Committee

The primary responsibilities of the Compensation Committee are to (a) review and approve the compensation of the chief executive officer and other executive officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board of Directors on the adoption of policies that govern the Company’s compensation programs, (d) oversee the Company’s administration of its equity-based compensation and other benefit plans, and (e) approve grants of stock options and stock awards to directors, officers and employees of the Company under its stock plan. The Compensation Committee is authorized to engage or consult from time to time, as appropriate, at our expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The members of our Compensation Committee are independent as defined in the NASDAQ Rules.

Our Compensation Committee has a charter, which was adopted on August 9, 2007. The charter is available to security holders on our website, www.csioutfitters.com.

With respect to the 2008 fiscal year, the primary actions of the Compensation Committee related to the authorization of stock options to non-executive personnel selected by our chief executive officer, the granting of bonuses to the named executive officers for 2007, and the renewal of previous named executive officer employment agreements in February of 2008. Also, in March of 2008, the committee reviewed the performance of our chief executive officer, and consulted with the chief executive officer on her review of the other named executive officers. Further, during the latter part of 2008 through February of 2009, the committee negotiated and approved new employment agreements with each of our named executive officers. These are described below under “Executive Compensation - New Employment Agreements.”

Our chief executive officer, Nancy K. Hedrick, has participated in some executive compensation discussions. Such discussions included the formulation of compensation for our non-employee directors for the 2008-2009 term. Also, she has made recommendations to the Compensation Committee with respect to bonuses and the terms of the new employment agreements of the named executive officers. However, approval of all compensation for named executive officers has been considered and approved by the committee acting alone.

Ms. Hedrick has been delegated the authority to determine the compensation of non-executive personnel and executive officers other than named executive officers, but does so in consultation with the committee. The compensation of all named executive officers is determined by the Compensation Committee. The Compensation Committee did not engage and utilize any compensation consultants during 2008.

Director Nominations

The Board of Directors does not have a standing nominating committee. Due to the current size of our Board of Directors, we believe it is more beneficial and efficient to have all of the directors identify and evaluate potential nominees. On March 20, 2006, the Board of Directors adopted a Policy for Nomination of Directors. This policy is available to security holders on our website, www.csioutfitters.com.

In the Policy for Nomination of Directors, the Board of Directors set forth guidelines for the evaluation of potential nominees, including the following:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	The extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees and customers; and

•	The willingness of the prospective nominee to abide by the Company’s Code of Business Conduct and Ethics and other policies applicable to directors.

These guidelines apply to both potential nominees selected by the Board and those recommended by stockholders.

Stockholders entitled to vote for the election of directors may submit candidates for consideration if we timely receive written notice, in proper form, for each such recommended nominee. If the notice is not written and in proper form, then the Board of Directors cannot consider the nominee. To be in proper form, the notice must satisfy the requirements of our Amended and Restated Bylaws and applicable law, including: (a) each nominee’s written consent to be named as a nominee and to serve, if elected; (b) the name, date of birth and business address of the nominee; and (c) information about the person nominated for election conforming with the Securities and Exchange Commission’s biographical requirements for directors. Additionally, the stockholder submitting the nomination must provide: (x) his or her name and business address; (y) evidence setting forth the class and number of shares of the Company owned by the submitting stockholder; and (z) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other required filings in connection with solicitations of proxies for elections of directors in accordance with Section 14 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

A notice submitted for the nomination of a director must be received at the Company’s executive offices not less than 45 days nor more than 60 days prior to the anniversary date of the mailing of proxy materials for the immediately preceding Annual Meeting of Stockholders. If that date is not within 30 days before or after such anniversary date, the notice must be received not later than 10 days after the notice of the date of the Annual Meeting was mailed or public disclosure of the annual meeting date was made, whichever first occurs. All stockholder nominations should be sent to:

David B. Dechant

Chief Financial Officer

Computer Software Innovations, Inc.

900 E. Main Street, Suite T

Easley, South Carolina 29640

Selection of Current Director Nominees

The nominees for director all currently serve on the Board of Directors and were previously elected by the stockholders.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors. All communications to the Board or a named director should be directed to the Company’s Chief Financial Officer at the address below and should be marked “Confidential.” If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Chief Financial Officer will be forwarded to the specified party(ies) following its clearance through normal security procedures used for regular mail. The communication will be forwarded without review to the intended recipient(s). Stockholder communications to the Board of Directors should be sent to:

David B. Dechant

Chief Financial Officer

Computer Software Innovations, Inc.

900 E. Main Street, Suite T

Easley, South Carolina 29640

Director Compensation

The table below presents all compensation for our non-employee directors for the year ended December 31, 2008. Compensation of our two directors who are also named executive officers, Nancy K. Hedrick, President and CEO, and Thomas P. Clinton, Senior Vice President of Strategic Relationships, is discussed below under “Executive Compensation.” Our employee directors do not receive any compensation for serving on the Board of Directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock(1) Awards ($)	All Other Compensation ($)	Total ($)
Anthony H. Sobel	22,500	—	—	22,500
			—
Shaya Phillips	22,500	—	—	22,500
			—
Jeffrey A. Bryson	22,500	—	—	22,500
			—

(1)

At December 31, 2008, Messrs. Sobel, Phillips and Bryson held the following stock awards consisting of shares granted under our 2005 Incentive Compensation Plan: 98,496, 49,248, and 23,350 respectively.

On February 21, 2006, the Compensation Committee of the Board of Directors and the full Board of Directors approved a grant of 98,496 shares to Mr. Sobel, Chairman of the Board, and grants of 49,248 shares each to Shaya Phillips and Thomas V. Butta. Pursuant to all of the awards, one-third of the shares vested immediately upon approval, an additional one-third vested on February 28, 2006, and the final one-third vested on February 28, 2007. Except in the event of change of control of the Company, the directors were prohibited from selling any shares awarded them prior to March 1, 2007. If a director’s service terminated prior to a vesting date, all unvested shares would have been forfeited, subject to exception in the discretion of the Board. As a result of his subsequent resignation as a director effective February 22, 2006, Mr. Butta forfeited 32,832 shares. The immediate vesting of one-third of the shares awarded was intended to reward past uncompensated service on the Board.

On June 20, 2006, our Board elected Jeffrey A. Bryson to fill the vacancy on the Board created by the February 22, 2006 resignation of Mr. Butta. In connection with his election, Mr. Bryson was awarded 23,350 shares of common stock under our 2005 Incentive Compensation Plan. Under the terms of the award, 11,675 shares vested immediately upon Mr. Bryson’s election to the Board and the remaining shares vested at the conclusion of the 2007 annual meeting of stockholders of the Company when Mr. Bryson was reelected to the Board for a successive term at the meeting.

In March 2008, the Compensation Committee of our Board approved a new compensation program for non-employee directors which took effect for directors elected at our 2008 Annual Meeting. For their service, the non-employee directors are receiving $25,000 in cash for Board service, and an additional $5,000 for serving as the chairman of the Board or a Board committee. The program of “all cash” compensation was instituted for the directors’ 2008-2009 term in light of the “all equity” program by which outside directors had been compensated for the previous three years. It took into account that these directors had to recognize income on the previous stock grants for income tax purposes, but had previously received no cash compensation with which to pay related taxes.

In March 2009, the Compensation Committee approved a new compensation program for non-employee directors which will take effect for directors elected at our 2009 Annual Meeting. Such compensation involves a mix of equity and cash fee compensation. Non-employee directors will be paid cash fees equal to $16,667 and $3,333 for their service as directors and service as a board or committee chairman, respectively. Likewise, each will receive grants of stock under our 2005 Incentive Compensation Plan in the amount of $8,333 and $1,667 for services as director and service as a board or committee chairman, respectively. The stock grants will be based on the fair market value under the Plan on the date of grant. Both the cash fees and the stock grants will be paid quarterly during the director’s period of service, which will end upon the 2010 Annual Meeting.

Executive Officers

Set forth below is biographical information of executive officers of the Company who do not also serve on the Board of Directors:

BEVERLY N. HAWKINS, 45, has served as Senior Vice President of Software Development, Implementation and Support since August 2007. In this role, Ms. Hawkins oversees the software development, support, implementation and training activities of the Company. From July 2006 until August 2007, Ms. Hawkins served as Senior Vice President of Product Development. From January 1, 2006 through July 2006, Ms. Hawkins served as Vice President of Product Development, in which role she performed essentially the same duties and had the same responsibilities as she did as Senior Vice President of Product Development. From January 31, 2005 through December 31, 2005, Ms. Hawkins served as Vice President of Support Services, in which role she oversaw the provision of customer service and support solutions for the Company’s software and technology products. Ms. Hawkins has served as Secretary of the Company since January 31, 2005. Ms. Hawkins previously served as Vice President of Support Services of CSI – South Carolina from February 1999 until February 2005. From January 1990 until February 1999, she served as Vice President. Ms. Hawkins was a founder of CSI-South Carolina.

DAVID B. DECHANT, 44, has served as Chief Financial Officer since May 6, 2005, and Treasurer since May 2006. Prior to his appointment as CFO of the Company, Mr. Dechant was employed from October 2004 until May 2005 as the CFO of NTM, Inc., a manufacturer in Greenville, South Carolina providing performance enhancement and recycling of PET (polyethylene terephthalate) polymer. Previously, he consulted with Bowater, Incorporated from May 2004 to October 2004, providing implementation support for meeting the requirements of the Sarbanes-Oxley legislation. Bowater, headquartered in Greenville, South Carolina, is a manufacturer of newsprint, coated and specialty papers and pulp and forest products.

WILLIAM J. BUCHANAN, 44, has served as Senior Vice President of Technical Delivery and Support since August 2007. In this role, Mr. Buchanan oversees the provision of the Company’s engineering services and customer support services for the Technology solutions segment. From July 2006 to August 2007, he served as Senior Vice President of Delivery and Support, in which role he oversaw the provision of the Company’s engineering services and customer support services for the Technology Solutions Segment and the Software Applications Segment. From January 1, 2006 through July 2006, Mr. Buchanan served as Vice President of Delivery and Support, in which role he performed essentially the same duties and had the same responsibilities as he does at present. From January 31, 2005 through December 31, 2005, Mr. Buchanan served as Vice President of Engineering. Mr. Buchanan also served as Treasurer of the Company from January 31, 2005 until May 2006. From January 1999 to February 2005, Mr. Buchanan held the position of Vice President of Engineering with CSI-South Carolina.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2008 and 2007, all compensation that we paid to our named executive officers in all capacities in which they served.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)

Nancy K. Hedrick President, Chief Executive Officer and Director	2008 2007	194,859 193,131	— 19,425	6,388 5,550	201,247 218,106

Thomas P. Clinton Senior Vice President of Strategic Relationships and Director	2008 2007	194,859 193,131	— 19,425	7,740 5,550	202,599 218,106

Beverly N. Hawkins Senior Vice President of Software Development, Implementation and Support	2008 2007	194,859 193,131	— 19,425	5,838 5,550	200,697 218,106

William J. Buchanan Senior Vice President of Technical Delivery and Support	2008 2007	194,859 193,131	— 19,425	7,740 5,550	202,599 218,106

(1)

“All Other Compensation” represents the following: employer contribution to the Company’s 401(k) Plan, on behalf of each of the named executive officers to match their pretax elective deferral contributions (which are included under the “Salary” column) made by each to such plan; for those electing to participate in the Company’s high deductible medical plan, the employer portion of contributions to the executive officer’s Health Savings Account; and for those driving substantial miles for business, an automobile allowance relating to the Executives’ agreement to participate in the Company’s program to utilize a Company-provided automobile. The purpose of the automobile allowance is to defray the personal tax impact of allocations for personal-use of an assigned vehicle not of their choosing.

Old Employment Agreements

Our named executive officers have been compensated primarily through the payment of salary pursuant to written employment agreements. We entered into separate employment agreements with each of our named executive officers on February 11, 2005, in conjunction with the closing of the reverse merger. All of these employment agreements were identical except for name, job title, and responsibilities. The employment agreements provided that each executive would be compensated at a rate of $185,000 a year, plus such bonuses and raises as our Board of Directors in its discretion may determine. In addition, each executive was entitled to benefits under any welfare benefit, business travel insurance or retirement plans or programs provided by the Company applicable generally to its employees (subject to any applicable eligibility or other provisions of such plans or programs).

These salary levels remained unchanged until 2008. In December 2007, the Compensation Committee approved a cost of living increase of 5% for the salaries of each of the named executive officers, which increase was retroactive to February 2007. Also, until 2007, no bonuses had been awarded during the term of the agreements. In recognition of the profitable performance of the Company in 2007, the Compensation Committee granted a discretionary bonus of $19,425 to each of the named executive officers.

The term of the agreements was three years, expiring on February 10, 2008. The agreements provided for automatic renewal upon the expiration of the initial or any renewal periods in the absence of either party giving thirty days advance notice of termination. Pursuant to these renewal provisions, the agreements renewed for an additional term expiring on February 10, 2009, which the Company by notice extended until March 1, 2009.

New Employment Agreements

On March 1, 2009, the Company entered into new employment agreements (the “Employment Agreements”) with its four named executive officers. These persons include: Nancy K. Hedrick, President and Chief Executive Officer; Thomas P. Clinton, Senior Vice President of Strategic Relationships; William J. Buchanan, Senior Vice President of Technical Delivery and Support; and Beverly N. Hawkins, Senior Vice President of Software Development, Implementation and Support.

The term of the Employment Agreements is three (3) years. After the initial three year term, the agreements will renew for additional successive one (1) year terms, unless sooner terminated by one of the parties, including for “Convenience.”

In terms of compensation, the Employment Agreements provide for a Base Salary for each executive, as well as participation in executive compensation plans and benefit plans offered by the Company to employees generally. The Base Salary for Mr. Clinton, Mr. Buchanan, and Ms. Hawkins is $210,000 annually, effective upon the March 1, 2009 date of the Employment Agreements. These three Executives also received a Signing Payment in the amount of $7,875, or approximately six months of the increase in pay of their current base salary over their previous base salary in recognition of their continued support of the Company while working to finalize new agreements following the expiration of their original agreements. The Base Salary represents an increase for each of the three from their previous salary.

Under the Employment Agreements, Messrs. Clinton and Buchanan are also paid an annual Automobile Allowance of $6,000, relating to those Executives’ agreement to participate in the Company’s program to utilize a Company-provided automobile not of their choosing.

The Base Salary provided in Ms. Hedrick’s agreement is set at $194,250, unchanged from her previous salary. Her Base Salary will increase to $225,000 effective March 1, 2010. In recognition of her desire to delay the increase in her Base Salary, her Employment Agreement provides for the grant to Ms. Hedrick of an option to purchase 50,000 shares of the Company’s common stock. The grant and pricing of such stock option at fair market value pursuant to our 2005 Incentive Compensation Plan are to occur twelve (12) trading days following the filing of the Company’s 2008 Form 10-K.

The Employment Agreements can be terminated: (i) upon the executive’s death or disability; (ii) by the executive for “Good Reason;” (iii) by the Company for “Cause;” (iv) by either the executive or the Company unilaterally for “Convenience;” or (v) by either the Company or the executive giving notice of non-renewal of the Employment Agreement at the end of the initial three year or any subsequent one year term. In addition, Ms. Hedrick’s contract provides an option for termination by the Company in connection with a “Change in Control.” This is a double-trigger change in control provision, requiring both a merger or other significant corporate event and Ms. Hedrick’s subsequent termination of employment.

The Employment Agreements set forth certain amounts to be paid to the executives upon their termination of employment. In the event of termination because of death or disability, or for Cause, or by the executive for Convenience, the executive would generally receive only accrued salary and benefits. Upon termination by the executive for Good Reason, or by the Company for Convenience, or in the event of the nonrenewal of the agreement by the Company, in addition to accrued salary and benefits the executive would receive 175% of his or her Base Salary paid in twelve monthly installments. In the event of nonrenewal of the Employment Agreement by an executive, such executive would receive accrued salary and benefits and 75% of the executive’s Base Salary paid in twelve monthly installments. Finally, under Ms. Hedrick’s contract only, in the event of termination in connection with a Change in Control, Ms. Hedrick would receive 275% of her Base Salary, paid in equal monthly installments over twelve months. The provisions described immediately above are mutually exclusive: an executive would receive only one set of the described benefits.

The Employment Agreements also contain provisions which are customary for executive employment agreements of this type. These include nondisclosure covenants, and provisions prohibiting the executive from competing with the Company during his or her term of employment and for one year thereafter.

2008 Executive Bonus Plan

On July 11, 2008, the Compensation Committee approved an executive bonus plan (the “Bonus Plan”) providing for bonus awards to the named executive officers. The Bonus Plan is comprised of a monetary incentive program and a stock option award program. Stock options will be granted pursuant to the Company’s 2005 Incentive Compensation Plan. All awards will be approved by the Compensation Committee. The monetary incentive program is tied to Company-wide performance and rewards teamwork. As the Company improves in its performance, the monetary bonus program rewards the named executive officers with cash bonuses for reaching certain milestones.

The monetary incentive program coordinates with the Company’s bonus plan for non-executive employees. Accordingly, the primary milestones for the monetary incentive plan were based on financial performance of the Company in 2008 surpassing 2007 actual metrics and 2008 budget. Based on the Company’s financial performance in 2008, these milestones were not achieved and no cash bonuses were awarded under the plan for 2008.

The stock option portion of the program is intended to build loyalty and invest the executive in the future growth of the Company. Each named executive officer is assigned individual and applicable division performance goals for the fiscal year. These goals, which may be objective and subjective, may include: metrics based on those performance goals set forth under the monetary incentive program which reflect the individual or the individual’s supervised unit’s contribution to performance goals; software development timelines, software upgrade goals; addition of new technology products; addition of an accretive acquisition; addition of new accounts; meeting partner rebate goals; implementing collaborative tools for the software segment; continuing and improving investor relations efforts, improving communications with employees, management, board of directors and stockholders; implementing better planning and budgeting tools; and continuing process improvement to support Company growth. Following year end, each named executive will be reviewed, and results compared to specific performance goals. Excellent performance will be rewarded with stock options to purchase up to a maximum of 100,000 shares per executive.

As of the date of this proxy statement, the named executive officers had not yet been reviewed by the Compensation Committee and the Chief Executive Officer for the purpose of the Bonus Plan. The Committee anticipates that these reviews will be completed shortly, and that some stock option awards under the Bonus Plan will be made. At that time, such awards will be reported by the Company on Form 8-K.

Defined Contribution Plan

In 2007, the Company established a 401(k) defined contribution plan for the benefit of its employees, and terminated the Simple IRA savings plan maintained in previous years. Employees of the Company may participate in the 401(k) plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. The Company’s contributions to the plan, as determined by management, are discretionary and are allocated among the participants based on the participants’ contributions. Contributions to the 401(k) plan totaled $288,000 for the year ended December 31, 2008, and $224,000 for the year ended December 31, 2007.

2005 Incentive Compensation Plan

On April 29, 2005, our Board of Directors adopted the 2005 Computer Software Innovations, Inc. Incentive Compensation Plan, which was ratified and approved by the stockholders on November 21, 2005. The Incentive Plan authorizes the Compensation Committee of the Board of Directors to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Company and its subsidiaries who are designated by the committee:

•	non-qualified stock options;

•	stock appreciation rights (“SARs”); and

•	stock awards.

As originally adopted, we were authorized to issue under the Incentive Plan up to 1,100,000 of common stock pursuant to the exercise of options and SARs and grants of stock awards. At our 2008 Annual Meeting, the stockholders approved an amendment to the Incentive Plan to increase the number of awardable shares to 1,175,000. As of the date of this proxy statement, 1,037,756 such shares remain available for issuance.

We believe that the issuance of stock options, stock awards, and SARs promote the growth and profitability of the Company by providing additional incentives for participants to focus on our long term objectives. We also believe that awards under our plan have been effective in helping us attract, retain and motivate our officers, employees and directors.

Option and Stock Grants

No option or stock grants were made to our named executive officers in 2008. None of our named executive officers now hold, or held or exercised in 2008, options or stock appreciation rights.

Equity Compensation Plan Information

The following table sets forth certain equity compensation plan information for the Company as of December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	385,203	(1)	$0.62	1,037,756	(2)
Equity compensation plans not approved by security holder	N/A		N/A	N/A

(1)	Includes 205,203 shares underlying options held by non-executive officers of the Company pursuant to the former incentive plan of CSI – South Carolina, which options were assumed by the Company in its February 2005 merger with CSI – South Carolina. No more options may be granted under the former CSI – South Carolina plan. Also includes 180,000 shares underlying options granted to employees under our 2005 Incentive Compensation Plan.
(2)	Reflects shares available for award under our 2005 Incentive Compensation Plan.

SECURITIES OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management

The following table sets forth, as of March 11, 2009 certain information with respect to beneficial ownership of shares of our common stock by each of the members of the Board of Directors, by each of the executive officers identified in the “Summary Compensation Table” and by all directors and executive officers as a group.

The business address of each named person or group is 900 East Main Street, Suite T, Easley, South Carolina 29640.

Name of Beneficial Owner	Common Stock Beneficially Owned(1) (2)	Percent of Class(3)
Nancy K. Hedrick	505,381	7.04

Thomas P. Clinton	505,381	7.04

Beverly N. Hawkins	505,381	7.04

William J. Buchanan	505,381	7.04

Anthony H. Sobel	98,496	1.4

Jeffrey A. Bryson	23,350	0.3

Shaya Phillips	49,248	0.7

All present executive officers and directors as a group (8 persons)	2,200,952	30.6

(1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date.

(2)	To our knowledge, none of the shares beneficially owned have been pledged as security.

(3)	Based on 7,181,204 shares outstanding as of March 11, 2009.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 11, 2009, certain information with respect to beneficial ownership of shares of our common stock by each person (other than executive officers and directors in the table above) who owns, to our knowledge, more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, the business address of each named person is 900 E. Main Street, Suite T, Easley, South Carolina 29640.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned(1)		Percent of Class(2)
Joe G. Black	505,381		7.04

Robert Ginsburg	569,404		7.93

Andrew Sakalian	569,404		7.93

Kurt Haas	569,404		7.93

Barron Partners LP 730 5th Avenue, 25th Floor, New York, NY 10019	374,000	(3)	5.21

(1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date.

(2)	Based on 7,181,204 shares outstanding as of March 11, 2009.
(3)	Based on a Schedule 13G filed by Barron on February 3, 2009.

Security Ownership of Barron Partners LP

As of March 11, 2009, Barron beneficially held 6,739,736 shares of our Series A Convertible Preferred Stock which is convertible into common stock at any time on a one for one basis, subject to adjustments. The preferred stock is non-voting, except for certain events adversely affecting the rights of holders of such preferred stock and as otherwise provided under Delaware law with respect to class voting. In addition, Barron holds warrants to purchase 6,163,936 shares of our common stock, and 374,000 shares of outstanding common stock. The preferred stock and the warrants contain prohibitions that restrict Barron from converting the preferred stock or exercising the warrants if its beneficial ownership of our common stock exceeded or would exceed 4.9%. Based on a Schedule 13G filed by Barron on February 3, 2009, Barron beneficially owns 374,000 shares or 5.21%. Accordingly, Barron is currently prohibited from exercising its warrants or converting any of its preferred shares.

The general partner of Barron is Barron Capital Advisors, LLC. Barron’s address is 730 Fifth Avenue, 25th Floor, New York, New York 10019. The managing member of Barron Capital Advisors, LLC is Andrew Barron Worden.

Potential for Change of Control

As of March 11, 2009, our outstanding shares of common stock totaled 7,181,204, of which 2,192,618 were owned by management and our directors. Accordingly, as of such date, our management held 30.5% of outstanding shares and accordingly possessed the ability to exercise a significant amount of control over the Company. However, Barron may sell 12,903,672 shares of common stock. As discussed above under “Security Ownership of Barron Partners LP,” Barron is prohibited from exercising its warrants or converting its preferred if thereafter it would hold more than 4.9% of our shares of common stock (except under limited circumstances involving significant acquisition transactions). However, one or more investors could acquire enough shares from Barron over time or otherwise so as to effect a change of control of the Company. We are currently unaware of any plan or arrangement to effect a change of control of us.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of Forms 3, 4, and 5 and representations made to us, it appears that all executive officers and directors have made timely filings of Statements of Beneficial Ownership on Form 3, Form 4 and Form 5 during 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subordinated Notes Owed to Related Persons

On February 11, 2005, as part of our reverse merger and recapitalization, the five shareholders of our predecessor, Computer Software Innovations, Inc., a South Carolina corporation (“CSI-South Carolina”) were issued subordinated notes by the Company. The subordinated notes are unsecured and are subordinated to the Company’s senior debt, including its revolving credit and term debt with its bank lender. These five shareholders were: Ms. Hedrick, Ms. Hawkins, Messrs. Black, Buchanan and Clinton. All of the former shareholders of CSI-South Carolina hold in excess of 5% of the common stock, and all but Mr. Black are executive officers of the Company.

The original amount of each note was $375,040, but a principal payment of $150,000 each was made to the five former CSI-South Carolina shareholders in March 2005. As discussed in our 2008 Form 10-K, we declined to repay the subordinated notes at maturity in May 2006. The five former shareholders of CSI-South Carolina who are holders of the notes have cooperated with us and have not demanded repayment. Pursuant to the notes, default interest has been paid at the rate of 15% per annum rather than the pre-default rate of prime plus 2% per annum.

On April 23, 2008, the Company and each of the holders of the subordinated notes and Barron, the holder of a sixth related subordinated note, entered into a letter agreement (the “Extension”). Pursuant to the extension: (i) the maturity date of each of the subordinated notes was extended from May 10, 2006 until March 31, 2009; (ii) each noteholder waived existing and past payment defaults; (iii) despite the subordinated notes no longer being in default, the parties agreed that they would continue to bear interest at the default rate of 15% until the new maturity; and (iv) the Company made principal payments totaling $300,000, paid pro rata among the noteholders. Each of the five original CSI-South Carolina shareholders received principal payments of $30,000 each.

Reflecting the foregoing, the principal balance on each of the subordinated notes as of December 31, 2008 and the date of this proxy statement was $195,040. The balance at December 31, 2007 was $225,040. Each of the five CSI-South Carolina Shareholders in 2008 received interest payments totaling $31,901 and interest payments totaling $34,424 in 2007.

As discussed in the Company’s Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company did not repay the subordinated notes on the new March 31, 2009 maturity date. The five former shareholders of CSI-South Carolina and Barron who are holders of the notes have cooperated with us and have not demanded payment. We expect to receive an extension of the due date of the notes. However, we can give no assurance that we will be able to successfully extend, restructure or repay the subordinated notes, or that the noteholders will continue to cooperate.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth professional fees billed by Elliott Davis, LLC to the Company for professional services rendered for the fiscal years ended December 31, 2008 and 2007. “Audit fees” consisted primarily of fees for the audit of the Company’s annual consolidated financial statements and for reviews of the condensed financial statements included in the Company’s quarterly reports on Form 10-Q. “Audit related fees” related primarily to services rendered in connection with the Company’s registration statement on Form S-1 declared effective by the Securities Exchange Commission on February 14, 2006, and subsequent amendments. “Tax fees” include fees for services for assistance with preparation of federal and state tax returns. “All other fees” related to services rendered in 2007 in connection with the audits of the financial statements of McAleer Computer Associates, Inc. for 2006, 2005 and 2004.

Description	2008	2007
Audit fees	$72,400	$75,000
Audit related fees	2,200	31,500
Tax fees	20,065	16,950
All other fees	0	35,100

TOTAL FEES	$94,665	$158,550

Pre-approved Services

The Company’s Audit Committee Charter stipulates that the Audit Committee will pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The Audit Committee may delegate its authority to pre-approve non-audit services to one or more designated Audit Committee members. As permitted in its charter, the Audit Committee delegated its pre-approval authority with respect to non-audit services provided to the Company by Elliott Davis, LLC, to the Audit Committee chairman. The decisions of the designated member shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting. In 2008, all audit related services, tax services and other services were pre-approved by the Audit Committee.

Selection of Independent Registered Public Accounting Firm

We have retained Elliott Davis, LLC to serve as the Company’s independent registered public accounting firm for the 2009 fiscal year. Representatives of Elliott Davis, LLC will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed the audited financial statements for the year ended December 31, 2008 and has discussed the audited financial statements with management. The Audit Committee has discussed with our independent accountants, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61 – Codification of Statements on Auditing Standards (having to do with accounting methods used in the financial statements). The Audit Committee has received written disclosures and the letter from Elliott Davis, LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding matters that could affect the auditor’s independence, and has discussed with Elliott Davis, LLC the auditor’s independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in the Computer Software Innovations, Inc. Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee

Jeffrey A. Bryson, Chairman
Anthony H. Sobel
Shaya Phillips

Easley, South Carolina March 19, 2009

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any stockholder desiring to make a proposal to be acted upon at the 2010 Annual Meeting of Stockholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, no later than December 18, 2009, in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. The address for the Secretary of the Company is 900 East Main Street, Suite T, Easley, South Carolina 29640.

The Company’s Amended and Restated Bylaws also prescribe the procedures that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company no later than March 3, 2010 and no earlier than February 16, 2010. If the date of the 2010 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the preceding annual meeting, then the notice from the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Notice of a nomination for director must describe various matters regarding the nominee and the stockholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any stockholder may obtain a copy of the Company’s Amended and Restated Bylaws, without charge, upon written request to the Secretary of the Company at the address set forth above.

FORM 10-K

OUR 2008 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT INCLUDES OUR 2008 FORM 10-K, WITHOUT EXHIBITS. ADDITIONAL COPIES OF OUR FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO COMPUTER SOFTWARE INNOVATIONS, INC. AT THE FOLLOWING ADDRESS:

900 EAST MAIN STREET, SUITE T

ATTN: CHIEF FINANCIAL OFFICER

EASLEY, SOUTH CAROLINA 29640

THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

CONTINENTAL STOCK TRANSFER 17 BATTERY PLACE 8TH FLOOR NEW YORK, NY 10004

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Computer Software Innovations, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Computer Software Innovations, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPUTER SOFTWARE INNOVATIONS, INC. The Board of Directors recommends that you vote FOR the Election of Directors.

1. Election of Directors Nominees: 01) Anthony H. Sobel 02) Shaya Phillips 03) Jeffrey A. Bryson 04) Nancy K. Hedrick 05) Thomas P. Clinton	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

COMPUTER SOFTWARE INNOVATIONS, INC.

IMPORTANT

Whether or not you expect to attend our 2009 Annual Meeting of Stockholders in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise by delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone) or by voting your shares personally at our 2009 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

COMPUTER SOFTWARE INNOVATIONS, INC. 900 East Main Street, Suite T Easley, SC 29640 This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints Nancy K. Hedrick, David B. Dechant and Beverly N. Hawkins, and each or any of them, proxies for the undersigned, with power of substitution, to vote all of the shares of common stock of Computer Software Innovations, Inc., held of record by the undersigned on April 7, 2009, at the Annual Meeting of Stockholders of Computer Software Innovations, Inc. to be held at 9:00 a.m. on May 7, 2009 and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and in their discretion upon such other business as may properly come before the Annual Meeting and matters which are incidental to the conduct of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE